UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2026
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AMETEK, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		1-12981	14-1682544
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1100 Cassatt Road
Berwyn,	Pennsylvania		19312
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (610) 647-2121
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value (voting)	AME	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry Into a Material Definitive Agreement.
Amendment and Restatement of Revolving Credit Facility
On June 9, 2026, AMETEK, Inc. (the “Company”), together with certain of its foreign subsidiaries, entered into an Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as administrative agent, and Bank of America, N.A., PNC Bank, National Association, Truist Bank and Wells Fargo Bank, National Association, as co-syndication agents.

The Revolving Credit Agreement increases the aggregate amount of the lenders’ commitments to make revolving loans (“Revolving Loans”) from $2.3 billion to $3.5 billion and extends the maturity date to June 9, 2031, subject to extensions as further detailed in the Revolving Credit Agreement.
The Revolving Credit Agreement contains affirmative and negative covenants and includes limitations on indebtedness, liens, fundamental changes and asset sales (which are subject to certain exceptions and thresholds) and certain financial covenants including compliance with either a maximum total net leverage ratio or, following satisfaction of a financial covenant transition condition, a minimum interest coverage ratio.

The Company may use up to $1.0 billion of proceeds from the Revolving Loans to pay a portion of the consideration in respect of the previously announced acquisition of all of the outstanding equity interests of Indicor Holdings, LLC, a Delaware limited liability company (the “Indicor Acquisition”), and to pay fees, costs and expenses incurred in connection therewith (“Indicor Consideration”). The proceeds of Revolving Loans may also be used to refinance debt, finance working capital and for general corporate purposes (including acquisitions).

The foregoing description of the Revolving Credit Agreement is a summary only and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Term Loan Facility
On June 9, 2026, the Company also entered into a Term Loan Credit Agreement (the “Term Loan Agreement”), among the Company, the lenders party thereto, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., PNC Bank, National Association, Truist Bank and Wells Fargo Bank, National Association, as syndication agents.

The Term Loan Agreement provides for a senior unsecured term loan facility of up to $4.0 billion consisting of three tranches: (a) $1.625 billion of term loans that will mature three years from the date on which they are drawn (“Tranche A Loans”), (b) $1.625 billion of term loans that will mature four years from the date on which they are drawn (“Tranche B Loans”) and (c) $750 million of term loans that will mature five years from the date on which they are drawn (“Tranche C Loans” and, together with the Tranche A Loans and the Tranche B Loans, the “Term Loans”).

The funding of the Term Loans is subject to customary conditions, including the consummation of the Indicor Acquisition. The proceeds of the Term Loans may only be used in connection with the Indicor Acquisition and are available to the Company in a single borrowing on the closing date of the Indicor Acquisition.

The Loans will bear interest at a rate equal to either a Term SOFR rate or an alternate base rate, in each case, plus an applicable margin based on the Company’s credit rating or leverage level, as elected by the Company.
The Company has the right to prepay the Loans at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs). The Company may also choose to reduce its commitments under the Term Loan Agreement at any time.

The covenants contained in the Term Loan Agreement are substantially similar to the covenants contained in the Revolving Credit Agreement. The Term Loan Agreement contains affirmative and negative covenants and includes limitations on indebtedness, liens, fundamental changes and asset sales (which are subject to certain exceptions and thresholds) and certain financial covenants requiring compliance with either a maximum total net leverage ratio or, following satisfaction of a financial covenant transition condition, a minimum interest coverage ratio. The Term Loan Agreement also contains customary events of default (which are in some cases subject to certain exceptions, thresholds and grace periods) including, but not limited to, nonpayment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Term Loan Agreement is a summary only and is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Termination of Bridge Financing Commitment
In connection with entering into a purchase agreement for the Indicor Acquisition, the Company obtained $5.0 billion in bridge financing commitments to fund the Indicor Acquisition. As a result of entering into the Revolving Credit Agreement and the Term Loan Agreement, such bridge financing commitments have been automatically reduced and terminated in full.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated June 9, 2026, by and among AMETEK, Inc., the Foreign Subsidiary Borrowers thereto, with the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as Administrative Agent, and Bank of America, N.A., PNC Bank, National Association, Truist Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents

10.2
Term Loan Credit Agreement, dated June 9, 2026, by AMETEK, Inc., with the lenders from time to time party thereto, Bank of America, N.A. as Administrative Agent, and JPMorgan Chase Bank, N.A., PNC Bank, National Association, Truist Bank and Wells Fargo Bank, National Association, as Syndication Agents

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

June 12, 2026	By:	/s/ ROBERT J. AMODEI
Name: Robert J. Amodei
Title: Senior Vice President - Controller